SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                JANUARY 29, 1997

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                     Commission                IRS Employer
jurisdiction                       File Number               Identification
of incorporation                                             Number

Delaware                             1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600





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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

         The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

         On January 29, 1997, registrant issued a press release entitled Halliburton to Acquire OGC International pertaining, among other things, to an announcement that registrant has offered to purchase all of the outstanding shares of OGC International plc. The offered cash purchase price is 1.193 UK Pounds per share ($1.94) representing a total purchase price of approximately $117.9 million if all shares are purchased.

         The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

         List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

         (c)      Exhibits.

                  Exhibit 20 - Press release dated January 29, 1997.













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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HALLIBURTON COMPANY




Date:  January 29, 1997                  By:  /s/ Susan S. Keith
                                            ----------------------------------
                                                  Susan S. Keith
                                                  Vice President, Secretary and
                                                  Corporate Counsel
























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                                  EXHIBIT INDEX



Exhibit                                                          Sequentially
Number                          Description                      Numbered Page

    20                          Press Release of
                                January 29, 1997                      5 of 6
                                Incorporated by Reference






























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